UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: November 20, 2007

WSB Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33188	20-3153598
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

607 Pacific Avenue
Bremerton, Washington	98337
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (360) 405-1200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.
     On November 20, 2007, WSB Financial Group, Inc. (the “company”) announced that it expects to add between $7 million and $9 million pretax to its reserve for loan losses and that the company will not file its financial results on Form 10-Q for the quarter ended September 30, 2007 until an independent third party review of its loan portfolio is completed and the company’s registered independent auditors sign off on their final review.
     A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.
Item 2.06 Material Impairments.
     On November 20, 2007, the company announced that based on management’s internal review the company expects to add between $7 million and $9 million pretax to its reserve for loan losses. A portion of the reserve will be written-off as impairment charges under generally accepted accounting principles, however, the amount of such charges cannot be reasonably determined until an independent third party review of the loan portfolio is completed, and the company’s registered independent auditors sign off on their final review. The company’s cash expenditures, including legal and accounting fees, associated with impairment charges and the workout and collection of the loans determined to be impaired or downgraded and added to the company’s watchlist cannot be reasonably predicted and will depend on the manner in which the company’s workout and collection efforts are structured and conducted.
     A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Press release dated November 20, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WSB FINANCIAL GROUP, INC.

(Registrant)

November 20, 2007	/s/ David K. Johnson

(Date)	David K. Johnson
Chief Executive Officer
Exhibit Index
99.1	Press release dated November 20, 2007.

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